                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Precision Auto Care
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                April 12, 2000

The Annual Meeting of Shareholders of Precision Auto Care, Inc. (the "Company") for 1999 will be held at the Company's headquarters located as 748 Miller Drive, S.E., Leesburg, Virginia on April 12, 2000 at 11:00 a.m., for the following purposes:


       1. To elect three Class II Directors to serve for a term of three years;

       2. To consider approval of the issuance of 71, 111 shares of Common Stock by the Company in payment of interest in connection with a $2,000,000 Subordinated Debenture due September 30, 2000;

       3. To consider approval of the adoption of the 2000 Outside Directors' Stock Plan and the reservation of 50,000 shares for issuance thereunder;

       4. To consider approval of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2000; and

       5. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Only holders of shares of Common Stock of record on the books of the Company at the close of business February 23, 2000 will be entitled to notice of and to vote at the 1999 Annual Meeting or any adjournment thereof.

You are cordially invited to be present at the Annual Meeting. IF YOU CANNOT ATTEND, PLEASE EXECUTE AND MAIL PROMPTLY THE ENCLOSED FORM OF PROXY, USING THE ENCLOSED RETURN ENVELOPE.

                           By Order of the Board of Directors,


                           Eliot G. Bowytz
                           Vice President, General Counsel
                           and Secretary


748 Miller Drive, S.E
Leesburg, Virginia 20175
March 1, 2000

                           PRECISION AUTO CARE, INC.
                            748 MILLER DRIVE, S.E.
                           LEESBURG, VIRGINIA 20175

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 12, 2000

     INFORMATION CONCERNING TIMING OF THE MEETING, SOLICITATION AND VOTING


GENERAL

The following information is submitted concerning the enclosed form of proxy and the matters to be acted upon under authority thereof at the 1999 Annual Meeting of Shareholders of the Company to be held on the 12th day of April, 2000, commencing at 11:00 a.m., or at any adjournment thereof, pursuant to the accompanying notice of said meeting. The 1999 Annual Meeting will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia 20175. The Company intends to mail this proxy statement and accompanying proxy to all shareholders entitled to vote at the Annual Meeting on or about March 1, 2000.

This is the second Annual Meeting the Company has held since its formation and initial public offering. While the 1998 fiscal year ended June 30, 1998, due to unforeseen circumstances the Annual Meeting for 1998 was delayed and was not held until January 27, 1999. Similarly, certain circumstances prevented the Annual Meeting for 1999 from being held last year. As a result, the Company expects to hold two Annual Meetings this year. The Annual Meeting for 2000 is expected to be held in October or November 2000.


SOLICITATION AND REVOCABILITY OF PROXIES

The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the shareholder shall be present at the meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by proxies received will be voted. Where the shareholder has specified his choice with respect to the proposal to be acted upon, the shares will be voted in accordance with the specification so made, and in the absence thereof will be voted by the proxy holders as directed by management.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by facsimile, telephone or personal interview for which they will receive no additional compensation. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the meeting to beneficial owners, and the Company will reimburse them for their reasonable expenses in so doing.


VOTING RIGHTS AND OUTSTANDING SHARES

Only shareholders of record on the books of the Company at the close of business on February 23, 2000 will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were ____________ shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote for each matter submitted to the shareholders for approval.

A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the 1999 Annual Meeting to constitute a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter at the meeting, will be counted for purposes of determining if a quorum exists. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

The election of each nominee for Class II Director requires the affirmative vote of the holders of the shares representing a plurality of the votes cast in the election of the Class II Directors. Votes that are withheld and Broker Shares that are not voted in the election of the Class II Directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of the Class II Directors.

Actions on all other matters to come before the 1999 Annual Meeting, including the approval of the issuance of Common Stock in payment of interest on the subordinated debt, the approval of the Outside Directors' Stock Plan, and the approval of the appointment of the Company's independent auditors require that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore will have no effect on the outcome of the other matters to come before the 1999 Annual Meeting.

                    ITEM 1: ELECTION OF CLASS II DIRECTORS

The Company's Articles of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, with terms which expired or will expire at the Annual Meetings of Shareholders in 1998, 1999, and 2000, respectively. After the initial rotation is complete, one class of directors will be elected at each subsequent Annual Meeting of Shareholders to serve three-year terms.

The terms of three directors will expire at the 1999 Annual Meeting: Messrs. Allen, Ibrahim, and Kellar ("Class II Directors"). One Class II Director, Gerald Zamensky, resigned on February 2, 2000. The Class II Director nominees have been nominated for election for a three-year term expiring at the 2002 Annual Meeting.

Class I Director, Harry G. Pappas, Jr. resigned on October 25, 1999. Class I Director, Richard O. Johnson, and Class III Director, Effie L. Eliopulos, resigned on February 2, 2000. At a meeting held on February 2, 2000, the Board of Directors elected Mr. Mauricio Zambrano as Mr. Johnson's successor and Ernest
S. Malas as Ms. Eliopulos' successor. Mr. Zambrano's term will expire at the Annual Meeting for 2001and Mr. Malas' term will expire at the Annual Meeting for 2000. The Board of Directors decided not to fill the vacancies created by the resignations of Mr. Pappas and Mr. Zamensky. Also at the February 2 Board meeting, Lynne E. Caruthers resigned from her positions as Chairperson of the Board and Chairperson of the Executive Committee. She will continue to serve as a Class III Director. Mr. Woodley Allen was elected to succeed Ms. Caruthers in both capacities. In addition, Mr. Allen decided to step down as Chairman of the Audit Committee and Mr. George Bavelis was elected to succeed him. Dates of service listed below include service with predecessors of the Company.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS II DIRECTOR NOMINEES LISTED BELOW.

 CLASS II DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING FOR 2002


NAME                                  PRINCIPAL OCCUPATION      ADDITIONAL INFORMATION
----                                  --------------------      ----------------------
Woodley A. Allen                  President, Allen Management   Mr. Allen served as Chief Financial Officer of EZ
Director since 1991               Services, Oakton, VA          Communications, Inc. from March 1973 to May 1992.
Chairman of the Board;            (management consulting
Chairman - Executive Committee    firm)
Age 52

Bassam N. Ibrahim(3)              Partner, Burns, Doane,        From June 1994 to August 1996, Mr. Ibrahim was with Popham,
Director since 1993               Swecker & Mathis, LLP,        Haik, Schnobrich & Kaufman. From June 1990 to June 1994, Mr.
Age 37                            Alexandria, VA (law firm)     Ibrahim was with Mason, Fenwick & Lawrence.

Arthur Kellar(1)(2)               Retired                       Mr. Kellar served as Chairman of the Board of WE JAC
Director since 1991                                             Corporation, the Company's predecessor, from April 1992 to
Chairman-Organization and                                       September 1994. Mr. Kellar served as Chairman of the Board of
 Compensation Committee                                         EZ Communications, Inc. from June 1992 to April 1997.
Age 77

    CLASS III DIRECTORS WHOSE TERMS EXPIRING AT THE ANNUAL MEETING FOR 2000

Lynn E. Caruthers(3)            General Partner,              Ms. Caruthers has served as Chairperson of the Board of WE JAC
Director since 1991             Caruthers Properties, Ltd.,   Corporation, the Company's predecessor, since September 1994.
Age 47                          Arlington, VA (commercial
                                real estate developer)

William R. Klumb                Vice President,               Mr. Klumb previously served as Vice President of Operations
Director since 1997             Car Wash Division             of the Car Wash Division since November 1997.  Prior to that,
Age 41                                                        he was the founder and President of certain predecessor companies engaged in the car wash business.

Bernard H. Clineburg(1)         Retired                       From April 1998 until December 1999, Mr. Clineburg served as the
since 1993                                                    President of United Director Bankshares and Chairman and CEO of
Age 50                                                        United Bank. He was a Director of George Mason Bankshares, Inc. and
                                                              The George Mason Bank from October 1990 to April 1998.

Ernest S. Malas                 General Partner, Magna        Mr. Malas previously served as Senior Vice President of the Company
New Director in 2000            Properties, Columbus, OH      from July 1998 to October 1998.  Mr. Malas currently serves as an
Age 34                          (real estate development)     independent consultant to the Company.  He also serves as a director of Sterling Bank Group.

      CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING FOR 2001

Charles L. Dunlap(1)              President and Chief           Mr. Dunlap previously served as President, Chief Operating
Director since 1998               Executive Officer             Officer and Director of Crown Central Petroleum Corporation.
Age 56                                                          He is also a former director of the Clipper Group, a wholly-
                                                                owned subsidiary of Credit Swisse-First Boston

George A. Bavelis(1)              Chairman, President and       Mr. Bavelis has served as Chairman and President of Coin Op.
Director since 1997               Chief Executive Officer,      Vending Co. since 1983. He also serves as Chairman of the Board
Chairman - Finance and            Pella Co., Columbus, OH       of Sterling Bancorp and a Director of Heartland Bancorp.
   Audit Committee                (real estate development
Age 62                            firm)

Mauricio Zambrano                 Vice President, Dessarollo    Mr. Zambrano serves as a director of Cemex, S.A. de C.V.
New Director in 2000              Integrado, S.A. de C.V.
Age 53                            Monterey, Mexico

(1) Member -- Executive Committee
(2) Member -- Finance and Audit Committee
(3) Member -- Organization and Compensation Committee


MEETINGS AND COMMITTEES OF THE BOARD

The Company has three standing Committees of the Board of Directors: (i) the Executive Committee; (ii) the Finance and Audit Committee; and (iii) the Organization and Compensation Committee. The Board of Directors does not have a Nominating Committee. The Board of Directors of the Company held 13 meetings, 7 of which were special meetings, during the fiscal year ended June 30, 1999. With the exception of Messrs. Kellar and Clineburg, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which they served. Overall attendance at such meetings was 85%.

The Executive Committee has the power and authority of the Board of Directors and meets several times during the year in months when the Board of Directors does not meet. Mr. Allen was recently elected Chairman of the Executive Committee. Messrs. Dunlap, Bavelis, Clineburg and Kellar serve as members. During the fiscal year ended June 30, 1999, the Executive Committee met four times and Ms. Caruthers served as Chairperson.

The Finance and Audit Committee makes recommendations regarding the engagement of the Company's independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors with respect to the adequacy of the Company's internal accounting controls, and reviews non-audit services provided by the firm. Mr. Bavelis was recently elected Chairman of the Audit and Finance Committee. Mr. Kellar also serves as a member of the Committee. During the fiscal year ended June 30, 1999, the Finance and Audit Committee met three times and Mr. Allen served as Chairman. Mr. Pappas, prior to his resignation, also served on this Committee.

The Organization and Compensation Committee reviews and approves (or recommends to the full Board) the annual salary, bonus and other benefits of senior management of the Company; reviews and makes recommendations to the Board relating to executive compensation and plans; and establishes, and periodically reviews, the Company's policy with respect to management perquisites. Mr. Kellar serves as Chairman and Ms. Caruthers and Mr. Ibrahim serve on the Organization and Compensation Committee. During the fiscal year ended June 30, 1999, the Organization and Compensation Committee met two times.


COMPENSATION OF DIRECTORS

Directors who are employees receive no additional compensation for serving as directors. The Company's cash flow difficulties had an impact on the compensation of non-employee directors during the fiscal year ended June 30, 1999. The Company's policy had been for non-employee directors to receive: (i) $1,000 for each Board of Directors meeting attended in person; (ii) $500 for each Board of Directors meeting attended via telephone; and (iii) for members of Board Committees, $200 for each Committee meeting attended. In October 1998, the Board decided to suspend payment of such fees. In addition the Board determined to suspend the grant of options under the 1998 Outside Directors' Stock Option Plan. In March 1999, the non-employee directors agreed to forgo payment of all fees owed for the fiscal year ended June 30, 1999. However, in lieu of such cash fees, the Board granted restricted stock awards of 5,000 shares of the Company's Common Stock to each of the following non-employee directors: Woodley A. Allen; George A. Bavelis; Lynn E. Caruthers; Bernard Clineburg; Bassam N. Ibrahim; Richard O. Johnson; Arthur Kellar; Harry G. Pappas, Jr.; and Gerald A. Zamensky. Under the terms of each grant, each outside director's right, title and interest to the 5,000 shares will not vest until the third anniversary of the grant (i.e., March 2002). No portion of the restricted stock award will vest and no shares will be issued prior to the third anniversary unless the following conditions are satisfied: (a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and

(c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. Each of the above-named directors (including Messrs. Johnson, Pappas and Zamensky who have since resigned as directors) were issued 1,250 shares of Common Stock in September 1999 under the terms of their restricted stock awards because the share price of the Common Stock had closed at above $4.00. The Board recently decided to reinstate the grant of options under the 1998 Outside Director's Stock Option Plan. Therefore, following the Annual Meeting for 1999, each outside director who has served as a director of the Company for at least one year as of that date will be granted an option to purchase 2,500 shares of the Company's Common Stock. Those directors who have served less than one year shall receive an option for a prorated portion of 2,500 shares based on their terms of service as determined by the Compensation Committee. In addition, the Board has adopted the 2000 Outside Directors' Stock Plan, subject to final approval by shareholders. The new plan will provide for the grant of stock in the amount of $1,000 to each outside director attending a meeting of the Board of Directors in person. Grants under the new plan will commence as soon as the underlying stock has been registered with the SEC. If the Outside Directors' Stock Plan is approved by shareholders at the 1999 Annual Meeting, the compensation of outside directors will thereafter consist of a grant of 2,500 options on the date of each annual meeting of shareholders (under the Outside Directors' Stock Option Plan) and the grant of $1,000 worth of stock for each Board meeting attended in person (under the Outside Directors' Stock
Plan).

Mr. Woodley Allen is due to be paid $10,000 per month for his services as a special financial consultant to the Company from December 1998 through January 1999. In addition, in December 1998, the Board of Directors awarded Mr. Allen an option to purchase 10,000 restricted shares of the Company's Common Stock with an exercise price of $3.625. The underlying shares are not registered under the federal securities laws. The option expires December 31, 2008.


                            EXECUTIVE COMPENSATION

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee of the Board of Directors, which is composed of outside directors of the Company, is responsible for developing and recommending to the Board of Directors the Company's general compensation policies. The Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer (CEO), and determines the compensation to be paid to the executive officers. The Organization and Compensation Committee also is responsible for the granting of stock options and restricted stock awards to the executive officers and the administration of the Company's various incentive compensation plans.

The Organization and Compensation Committee has furnished the following report for fiscal year 1999:

COMPENSATION PHILOSOPHY. The Company's philosophy with respect to executive compensation is reflective of the principle that the compensation of its executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental shareholder value.

EXECUTIVE OFFICER COMPENSATION. The key components of compensation for the executive officers consist of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options and restricted stock awards.

None of the executive officers were paid a cash bonus based upon fiscal 1999 performance.

Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus. In addition, in setting the compensation for the former President and Chief Executive Officer in 1998, an unrelated third party was engaged to review compensation for this position at comparable companies. Based upon the Committee's general knowledge and the commissioned study, it is believed that the Company's compensation levels are generally commensurate with those of similar companies. Other than as indicated above, compensation of the executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

STOCK OPTIONS. Stock options are granted to executive officers, as well as other employees, based upon the subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating the number of options granted to an individual or to all employees in the aggregate. The Company's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. A total of 560,875 options were awarded in fiscal 1999. These options generally vest in three equal installments commencing one year from the anniversary. Options granted in March 1999 also include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% will vest when the stock price closes at $6.00 per share, and

100% will vest when the stock price closes at $8.00 per share.

RESTRICTED STOCK AWARDS. Upon the adoption of the 1999 Employee Stock Option and Restricted Stock Plan in March 1999, certain executive officers were granted restricted stock awards for shares of the Company's Common Stock including:
Charles Dunlap -- 50,000 shares; and William F. Klumb - 20,000 shares. Under the terms of each grant, each executive officer's right, title and interest to the shares of Common Stock awarded will not vest until the third anniversary of the grant (i.e., March 2002). No portion of the restricted stock award will vest and no shares will be issued prior to the third anniversary unless the following conditions are satisfied: (a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and (c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. In September 1999, Messrs. Dunlap and Klumb were issued 12,500 shares and 5,000 shares of Common Stock, respectively under the terms of their restricted stock awards because the share price of the Common Stock had closed at above $4.00.

COMPENSATION OF THE CURRENT CHIEF EXECUTIVE OFFICER. Charles L. Dunlap, the current President and Chief Executive Officer, joined the Company on October 21, 1998. His compensation package, including salary and the grant of stock options, was established by the Organization and Compensation Committee and is consistent with the Company's philosophy for executive compensation set out above. The Committee relied on the previously mentioned study and their general knowledge and business judgment in setting Mr. Dunlap's compensation. Mr. Dunlap's base salary for the fiscal year ended June 30, 1999 was $200,000.

In October 1998, Mr. Dunlap was granted an option to purchase 100,000 shares of the Company's Common Stock with an exercise price of $4.25. The options vest in three equal installments commencing one year from the date of the grant. The options expire on October 21, 2008.

In March 1999, Mr. Dunlap was granted an option to purchase 100,000 shares of the Company's Common Stock with an exercise price of $2.375. The options vest in three equal installments commencing one year from the date of the grant. In addition, these options include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% will vest when the stock price closes at $6.00 per share, and 100% will vest when the stock price closes at $8.00 per share. The options expire on March 31, 2009.

Also in March 1999, Mr. Dunlap was granted a restricted stock award of 50,000 shares of the Company's Common Stock. Under the terms of the grant, Mr. Dunlap's right, title and interest to the shares of Common Stock awarded will not vest until the third anniversary of the grant (i.e., March 2002). No portion of the restricted stock award will vest and no shares will be issued prior to the third anniversary unless the following conditions are satisfied: (a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and (c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. In September 1999, Mr. Dunlap was issued 12,500 shares of Common Stock under the terms of his restricted stock awards because the share price of the Common Stock had closed at above $4.00.

The Board of Directors in September 1999 approved a bonus retention program whereby certain key executive officers would receive bonuses to be paid in the event of a sale, merger or change of control of the Company which includes a change in ownership of 50% or more. Upon the happening of an event described above, Mr. Dunlap would be entitled to 100% of his salary, which in September 1999 was increased to $250,000 per annum.

The Committee believes its approach to compensation for the President and Chief Executive Officer is consistent with the Company's ongoing effort to achieve a responsible balance between short-term and long-term performance for the Company and its shareholders, and to provide compensation incentives for its senior executives that encourage those results.

TAX COMPLIANCE POLICY. Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductible compensation paid to a company's Chief Executive Officer and to each of the four highest-paid executives employed as executive officers on the last day of the fiscal year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications of Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

     All members of the Organization and Compensation Committee concur in this report to the shareholders.

     The Organization and Compensation Committee

          Arthur Kellar, Chairman
          Lynn E. Caruthers
          Bassam N. Ibrahim

                          SUMMARY COMPENSATION TABLE

     The table below sets forth the compensation earned and paid to each Named Executive Officer (including certain former executive officers of the Company) who earned $100,000 or more during the periods presented. Amounts shown for a portion of 1997 represent compensation for employment by WE JAC Corporation, the Company's predecessor. Options grants shown for 1997 and a portion of 1998 represent grants by WE JAC Corporation which were assumed by the Company in connection with the IPO Combination.

                                                                                      Restricted    Securities
                                                                     Other Annual        Stock      Underlying     All Other
Name and Principal Position         Year     Salary        Bonus     Compensation       Awards       Options    Compensation(1)
---------------------------         ----     ------        -----     ------------       ------       -------    ---------------
Charles L. Dunlap................   1999   $131,538(2)                                 $118,750(3)     200,000       $ 1,615
   President and Chief Executive
   Officer
John F. Ripley....................  1999   $108,702(4)                                                               $80,000(5)
   Former President and             1998    199,654       $100,000                                      87,762           279
   Chief Executive Officer          1997    181,734         63,438                                     100,000
Jaime Valdes......................  1999   $120,000                                                     25,000
   Senior Vice President            1998     21,250(6)                                                  25,000
   Latin America
James A. Hay......................  1999   $137,185(7)                                                               $13,526(8)
   Former Executive V.P.,           1998    117,692                      $15,000(9)                     35,000           323
   North America
Arnold Janofsky...................  1999   $117,623(10)                                                              $11,643(11)
   Former Senior Vice President     1998    127,308       $  9,646                                       3,500           600
   and General Counsel              1997    117,269                                                      4,000

(1) Amounts represent the Company's matching contributions to the 401(k) Savings Plan and severance payments as indicated below.
(2)   Mr. Dunlap's employment with the Company began October 1998.
(3) Mr. Dunlap was awarded a grant of 50,000 shares of restricted stock on March 31, 1999 valued at $2/3//8 per share price. As of June 30, 1999, this grant was worth $153,150 based on a $3/1//16 per share price. No dividends will be paid on this award.
  (4) Mr. Ripley resigned from the Company on October 21, 1998.
  (5) The amount shown includes severance payments of $80,000.
  (6) Mr. Valdes' employment with the Company began April 1998.
  (7) Mr. Hay's employment with the Company was terminated effective June 2, 1999.
  (8) The amount shown includes severance payments of $12,470.
  (9) Mr. Hay's employment with WE JAC Corporation, the Company's predecessor commenced on July 1, 1997. The amount shown is for the reimbursement of relocation expenses.
(10) Mr. Janofsky's employment with the Company was terminated effective June 2, 1999.
(11) The amount shown includes severance payments of $10,693.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                  Potential Realized Value
                        Number of         % of                                       at Assumed Annual
                       Securities     Total Options    Weighted                     Rates of Stock Price
                       Underlying      Granted to       Average                   Appreciation for Option
                         Options        Employees      Exercise     Expiration             Term(4)
Name                   Granted(1)    in Fiscal Year    Price(2)       Date(3)          5%            10%
----                  -------------  ---------------  -----------  -------------  ------------  ------------
Charles L. Dunlap        200,000           36.0%         3.475       03/31/09       $288,831       $834,692
John F. Ripley (5)            --            0.0%
Jaime Valdes              25,000           4.55%         2.375       03/31/09         63,857        134,708
James A. Hay (6)              --            0.0%
Arnold Janofsky (6)           --            0.0%

(1) Stock options exercisable into 549,375 shares of Common Stock were granted to all employees, non-employee directors of the Company and related parties as a group during the fiscal year ended June 30, 1999.
(2) The exercise price is the "fair market value" of the Company's Common
    Stock at the date of grant as determined in good faith by the Company's Board of Directors.
(3) Date shown is expiration date of latest grant. Options generally vest and become exercisable in annual installments of 33% of the shares covered by each grant commencing on the first anniversary of the grant date, and expire ten years after the grant date. Options granted in March 1999 also include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% will vest when the stock price closes at $6.00 per share, and 100% will vest when the stock price closes at $8.00 per share.
(4) The dollar amounts under the potential realizable values column use the 5% and 10% rates of appreciation permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full ten-year term of the options.
(5) Mr. Ripley resigned from the Company on October 21, 1998.
(6) Mr. Hay's and Mr. Janofsky's employment with the Company was terminated effective June 2, 1999.


                            YEAR-END OPTION VALUES


                                                      Number of                            Value of the Unexercised
                                                Securities Underlying                            in-the-money
                                                 Unexercised Options                              Options at
                                                   at June 30, 1999                            June 30, 1999(1)
                                         -----------------------------------           ----------------------------------
Name                                     Unexercisable           Exercisable           Unexercisable          Exercisable
----                                     -------------           -----------           -------------          -----------
Charles L. Dunlap                             25,000               175,000                 $17,188               $51,563
John F. Ripley (2)                                 0                93,100                       0                     0
Jaime Valdes                                  14,583                35,417                   4,297                12,891
James A. Hay (3)                              14,999                     0                       0                     0
Arnold Janofsky (3)                           19,833                     0                       0                     0


(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on June 30, 1999 was $3.0625. Value is calculated on the basis of the difference between the option exercise price and $3.0625, multiplied by the number of shares of Common Stock underlying the option.

(2) Mr. Ripley resigned from the Company on October 21, 1998. His separation agreement provided that Mr. Ripley would have until October 1999 to exercise 93,100 of his vested options. The remainder of Mr. Ripley's options has been terminated.

(3) Mr. Hay and Janofsky were terminated from the Company effective June 2, 1999. Unexercisable options held at the time they departed expired by their terms.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of Common Stock beneficially owned by
(i) person known by the Company to beneficially own greater than 5% of the Company's outstanding stock, (ii) each director of the Company, (iii) each executive officer named in the table below labeled Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of a security or the power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, (a) the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares; and (b) the information presented is as of February ___, 2000.

[TO BE UPDATED]


                                                                             Amount of       Percentage of Outstanding
Name of Beneficial Owner                                                Beneficial Ownership      Common Stock
------------------------                                                -------------------- -------------------------
Five-Percent Shareholders:
SAFECO Corporation(1).................................................        1,200,900               ____%
Avenir Corporation(2).................................................          713,500               ____%
Falcon Solutions, Ltd.(3).............................................          520,421
William P. Stiritz(4).................................................          500,000               ____%

Directors and Executive Officers:
Lynn E. Caruthers(5)..................................................          140,581               ____%
Charles L. Dunlap(6)..................................................          108,333               ____%
William R. Klumb(7)...................................................           61,429                  *
Woodley A. Allen(8)...................................................           38,000                  *
George A. Bavelis(9)..................................................           93,317               ____%
Bernard H. Clineburg(10)..............................................           17,500                  *
Bassam N. Ibrahim(11).................................................           18,850                  *
Arthur Kellar(12).....................................................          210,029               ____%
Ernest S. Malas(13)...................................................          272,660               ____%
Mauricio Zambrano(14).................................................          520,421               ____%
Jamie Valdes (15).....................................................          _______               ____%
John F. Ripley(16)....................................................           11,950               ____%
James A. Hay(17)......................................................            3,161                  *
Arnold Janofsky(18)...................................................            3,725                  *
All directors and executive officers as a group (19 persons)(19)).....          _______               ____%


 *   Represents less than 1%.
(1) As reported in Schedule 13G (Amendment No. 3) filed with the Commission on February 11, 2000. Includes shares held by SAFECO Common Stock Trust, SAFECO Resource Series Trust and SAFECO Asset Management Company. Safeco Corporation's business address is SAFECO Plaza, Seattle, Washington 98185.
(2) As reported in Schedule 13G (Amendment No. 1) filed with the Commission on February 11, 1999. Avenir Corporation's business address is 1725 K Street, NW, Suite 410, Washington, DC 20006.
(3) As listed in the Company's stock transfer records. The business address of Falcon Solutions, Ltd. ("Falcon") is P.O. Box 531628, Harlingen, Texas 78553. Falcon is 100% owned by members of Mr. Mauricio Zambrano's family. Mr. Zambrano, a director of the Company owns more than 10% of Falcon.
(4) As reported on Schedule 13D filed with the Commission on December 31, 1997. Does not include 10,000 shares owned by Mr. Stiritz's son, of which Mr. Stiritz disclaims beneficial ownership. Mr. Stiritz's business address is 10401 Clayton Road, Suite 101, St. Louis, Missouri 63131.
(5) Includes a restricted stock award of 5,000 shares and includes 24,500 shares held by CARFAM Associates and 77,938 shares held by Caruthers Properties, Ltd., limited partnerships in which Ms. Caruthers holds limited partnership interests and options to purchase 10,000 shares which Ms. Caruthers may exercise within 60 days.
(6) Includes a restricted stock award of 50,000 shares and includes 58,333 options to purchase shares that are exercisable within 60 days.
(7) Includes a restricted stock award of 10,000 shares and includes 13,333 options to purchase shares that are exercisable within 60 days.
(8) Includes restricted stock awards of 15,000 shares and includes 20,000 options to purchase shares that are exercisable within 60 days.
(9) Includes a restricted stock award of 5,000 shares and includes 4,500 options to purchase shares that are exercisable within 60 days.
(10) Includes a restricted stock award of 5,000 shares and includes 10,000 options to purchase shares that are exercisable within 60 days.
(11) Includes a restricted stock award of 5,000 shares and includes 10,000 options to purchase shares that are exercisable within 60 days.
(12) Includes a restricted stock award of 5,000 shares and includes 35,000 options to purchase shares that are exercisable within 60 days.
(13) Includes 17,000 shares held by Mr. Malas' children and includes 16,667 options to purchase shares that are exercisable within 60 days.
(14) Includes shares held by Falcon Solutions, Ltd. Falcon is 100% owned by members of Mr. Zambrano's family. Mr. Zambrano owns more than 10% of Falcon.
(15) INSERT INFO.
(16) Mr. Ripley resigned from the Company on October 21, 1998.
(17) Mr. Hay's employment with the Company was terminated effective June 2, 1999.
(18) Mr. Janofsky's employment with the Company was terminated effective June 2, 1999.
(19) Includes restricted stock awards of 130,000 shares and includes 373,597 options to purchase shares that are exercisable within

     60 days of executive officers and directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the SEC and the Nasdaq Stock Market. The Company believes that during the period from July 1, 1998 through June 30, 1999, its directors and executive officers complied with all applicable Section 16(a) filing requirements, except as follows: (i) initial Form 3's for Messrs. Wiegand, Little, Byrer, Marshall, Rooney, Tarrant and Bowytz as newly appointed executive officers were not filed on a timely basis; (ii) Messrs. Allen, Bavelis, Caruthers, Clineburg; Ibrahim, and Kellar, each a director of the Company, was delinquent in reporting the grant of a restricted stock award on Form 4; (iii) Messrs. Dunlap, Klumb, and Wiegand, each an executive officer of the Company, was delinquent in reporting the grant of a restricted stock award on Form 4; (iv) Messrs. Kellar and Bavelis, each a director of the company, was delinquent in reporting the grant of a restricted stock option on Form 4; and
(v) Form 5's for each of the Company's directors and executive officers were not filed on a timely basis.

                            EMPLOYMENT ARRANGEMENTS

Employment Agreements

General. In October 1998, the Company entered into an employment agreement with Charles L. Dunlap pursuant to which Mr. Dunlap agreed to serve as President and Chief Executive Officer for a period of three years. The agreement also provides that Mr. Dunlap will serve as a member of the Company's Board of Directors. Mr. Dunlap will receive a base salary of $200,000 per annum. (This amount was increased to $250,000 per annum in September 1999). Under the terms of the employment agreement, Mr. Dunlap is required to maintain the confidentiality of proprietary business or technical information he obtains in the course of his employment with the Company, and he is prohibited from competing with the Company in the United States during any time he is performing duties for the Company and for a period of two years thereafter. In the event Mr. Dunlap's employment is terminated by the Company other than for cause, or is terminated by Mr. Dunlap for good reason (e.g., following a change of control of the Company), Mr. Dunlap will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for the remainder of his initial term or 18 months, whichever is greater, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination. In the event of such termination, Mr. Dunlap also will be entitled to receive a pro rata portion of his performance bonus.

In June 1999, the Company entered into an agreement with Jerry L. Little pursuant to which Mr. Little agreed to serve as Senior Vice President and Chief Financial Officer. Mr. Little will receive a base salary of $20,000 per month. In conjunction with Mr. Little's employment, Mr. Little was granted an option to purchase 35,000 shares of the Company's Common Stock. These options have an exercise price of $2.50 and vest as follows: 17,500 shares vested upon the completion of the 1999 fiscal year end audit and filing of the SEC form 10K and the balance shall vest upon satisfactory completion of the installation of the Company's financial software system unless the stock price achieves certain price levels then a portion of the shares shall vest upon each achievement. These options expire June 1, 2009. The agreement provides that either Mr. Little or the Company may terminate the agreement by providing 90 days notice.

Severance Arrangements. In October 1998, the Company entered into an agreement with John (Jay) F. Ripley in connection with his resignation as President and Chief Executive Officer of Precision Auto Care, Inc. Pursuant to the terms of this separation agreement, Mr. Ripley was entitled to receive payments of $10,000 a month until October 1999 for serving as a special advisor to the Company. The Board of Directors also extended to October 1999 the period of time Mr. Ripley had to exercise 93,100 of his vested stock options.

In connection with reorganizing the Company in order to reduce costs and provide for a more responsive management structure, the Company eliminated the senior management positions occupied by Messrs. Hay and Janofsky and their employment with the Company terminated effective June 2, 1999. Following the elimination of these positions, Messrs. Hay and Janofsky advised the Company that they believed that the severance benefit to which they are entitled under their respective employment agreements is to be paid to them as a lump sum. The Company believes that the terms of the agreements require the Company to continue to make salary payments to the executives on a regular basis for the proscribed period and not in the form of a lump sum payment. The Company is presently holding discussions with these two executives concerning ways to resolve the parties' differences.

Revised Employment Agreements. In March 1999, the Company granted stock options and awards to certain executive officers. As a condition to the grant of certain options, those executive officers that had entered into employment agreements previously were asked to terminate these prior agreements and enter into new employment agreements. In April 1999 and September 1999, the Company entered into revised employment agreements with Jaime Valdes and William R. Klumb respectively pursuant to which Mr. Valdes agreed to serve as Senior Vice President--Latin American Division and Mr. Klumb as Vice President--Car Wash Division for a period of three years beginning April 1, 1998 and August 26, 1997 respectively. Messrs. Valdes and Klumb will each receive a base salary of $120,000 per annum. Under the terms of the employment agreements, Messrs. Valdes and Klumb are required to maintain the confidentiality of proprietary business or technical information they obtain in the course of their employment with the Company, and are prohibited from competing with the Company in the United States during any time they are performing duties for the Company and for a period of two years thereafter except that if Mr. Klumb's employment is terminated by the Company other than for cause, or is terminated by Mr. Klumb for good reason, then Mr. Klumb's non-competition covenant shall last for a period of time equal to the lessor of 12 months or the remainder of his initial term (if it has not yet expired) or the number of months remaining in any additional one-year term arising thereafter. In the event Messrs. Valdes' or Klumb's employment is terminated by the Company other than for cause, or is terminated by either one of them for good reason (e.g., following a change of control of the Company), the terminated officer will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for the lessor of the 12 months or the remainder of his initial term (if it has not yet expired) or the number of months remaining in any additional one-year term arising thereafter, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination.

                         SHAREHOLDER RETURN COMPARISON

Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Nasdaq Stock Market (U.S. Index), an index composed of peer companies(1), the Russell 200 Index, the S&P Small Cap 600 Index, the S&P Auto Parts & Equipment Index and the Nasdaq Retail Trade Index since the Company's initial public offering (November 6, 1997 = 100):

                                                                 Cumulative Total Return
                  -----------------------------------------------------------------------------------------------------------------
                  11/6/97 11/97 12/97 1/98  2/98 3/98 4/98 5/98 6/98 7/98 8/98 9/98 10/98 11/98 12/98 1/99 2/99 3/99 4/99 5/99 6/99
PRECISION AUTO
CARE, INC.        100    100    100    100  118  121  119  118  110  108   89   51    44    42    25   26   24   26   24   29    34
PEER GROUP        100     99    101     97  108  113  105  105  102  102   85   83    87    93    87   87   84   78   79   84    89
NASDAQ STOCK
MARKET (U.S.)     100    101     99    102  112  116  118  111  119  117   94  107   112   123   139  159  145  156  160  156   170
S & P SMALL CAP
600               100     99    101     99  108  112  113  107  107  103   83   88    93    98   104  103   93   95  101  103   109
RUSSELL 2000      100     99    101     99  107  111  112  108  108   99   80   86    90    95   100  102   94   93  101  104   108
S & P AUTO PARTS
& EQUIPMENT       100    100    102    101  115  123  127  147  153  156  129  133   146   148   148  142  135  134  147  159   156
NASDAQ RETAIL
TRADE             100    102    102    103  113  122  123  118  125  116   86   91   101   115   124  126  117  124  126  120   128

(1) The peer group index prepared for the purposes of this line-graph includes the following companies: Auto Zone, Inc., Genuine Parts Co., O'Reilly Automotive, Inc., Discount Auto Parts, Inc., Monro Muffler & Brake, Inc., Pep Boys, Inc., and Pennzoil Company.

   ITEM 3:  APPROVAL OF COMMON STOCK ISSUANCE IN PAYMENT OF INTEREST DUE ON
                            SUBORDINATED DEBENTURE

The Board of Directors believes that it is in the Company's best interest to issue Common Stock for the payment of interest due on an outstanding subordinated debenture. On October 15, 1998, the Company entered into a Subordinated Debenture with Board LLC, an entity organized and funded by certain members of the Board of Directors of the Company. Under the terms of the agreement, the Company received $2 million and was required to make monthly interest payments at an annual rate of 14% with the principal to be paid at the end of the loan term of twelve months. The agreement also provided that the interest rate would increase if the Company defaulted on the timely payment of interest on the subordinated debt or defaulted on any other senior indebtedness. As a result of such defaults the subordinated debt has accrued interest at 16% per annum from the date of its issuance.

As previously disclosed in the Company's Form 10-K, Board LLC initially approved the waiver of existing events of default and the extension of the maturity date on the Subordinated Debenture to November 1, 2000. This agreement was re-negotiated and on in February 2000, the Company and Board LLC formally executed an amendment to the Subordinated Debenture, which formally waived existing events of default and extended the maturity date on the debt to September 30, 2000. In addition, the interest rate was returned to 14% effective August 15, 1999 and, it was agreed that default interest in the amount of $266,667 would be paid in 71,111 shares of Common Stock of the Company if approved by shareholders. The amount of shares was determined by dividing 266,667 by the average closing price per share of the Corporation's common stock in the fifteen day period between August 1, 1999 and August 15, 1999. This translates into an issuing price per share of $3.75. If shareholder approval for the issuance of the stock is not obtained by April 12, 2000, the $266,667 is to be paid by the Company in cash on September 30, 2000.

Rules applicable to issuers, such as the Company, whose shares are listed on the NASDAQ Stock Market require shareholder approval of certain issuances of voting company stock. Under these rules, the issuance of common stock by the Company to Board LLC in payment of the interest due under the Subordinated Debenture is subject to the Company's prior receipt of shareholder approval.

At the 1999 Annual Meeting of Shareholders, the Board of Directors is seeking shareholder approval of the issuance of Common Stock for the payment of the interest on the Subordinated Debenture. In the event that shareholder approval is not obtained, the Company will have to pay the interest in cash. The Board believes that it is in the Company's best interest that such interest is paid in Common Stock in order to conserve the Company's cash resources.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL
                                                                  ---
OF THE ISSUANCE OF COMMON STOCK IN PAYMENT OF INTEREST DUE ON THE SUBORDINATED DEBENTURE.

          ITEM 4:  APPROVAL OF THE 2000 OUTSIDE DIRECTORS' STOCK PLAN

The Board has adopted the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan ("Plan"), subject to the approval by the Company's shareholders. The purpose of the Plan is to attract and retain persons of exceptional ability to serve as directors and further align the common interests of directors and shareholders in enhancing the value of Precision Auto Care, Inc. Common Stock. Participation is not voluntary for qualifying directors. Shares of Precision Auto Care, Inc. Common Stock payable under the Plan will be in lieu of any cash retainer payable to directors for attendance in person at meetings of the Board of Directors.

The following description of the principal features of the Plan is qualified in its entirety by reference to the complete text of the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan, a copy of which is attached to this Proxy Statement.

Under the Plan, each eligible director will receive, on the date that corresponds to the Effective Date and every regularly scheduled meeting of the Directors following the Effective Date (the "Award Date"), an award equal to the number of shares of Precision Auto Care, Inc. Common Stock that $1,000 would then buy. Eligible directors include all directors who are not officers or employees of Precision Auto Care, Inc. or a subsidiary. A director who is not serving as a director on an Award Date or who does not attend the Board meeting in person is not eligible to receive an award for that date. The value of the Precision Auto Care, Inc. Common Stock for purpose of establishing the number of shares will be its fair market value at the time of crediting, determined by reference to the selling price or the bid and asked price for shares of the Corporation's Common Stock on the applicable market. Over the ten year term of the Plan, an aggregate of 50,000 shares of Precision Auto Care, Inc. Common Stock may be issued to all eligible directors in the aggregate.

Awards will be settled and paid in shares of Precision Auto Care, Inc. Common Stock upon each Award Date. The number of shares subject to the Plan are subject to appropriate adjustment in event of stock split, recapitalization or other reorganization.

The Plan may be amended from time to time by the Precision Auto Care, Inc. Board in its sole discretion, without shareholder approval, but subject to applicable legal requirements. No guidelines have been established relating to the nature of the amendments that may be made to the Plan without shareholder approval. Amendments made without shareholder approval could increase the costs of the Plan, although the amount thereof is not determinable. The term of the Precision Auto Care, Inc. Directors' Stock Plan is ten years, subject to earlier termination by the Precision Auto Care, Inc. Board of Directors.

In general, under current federal income tax laws, awards under the Plan will be includable in taxable income of an eligible director and deductible to Precision Auto Care, Inc. based on the fair market value of the Precision Auto Care, Inc. Common Stock at the time or times the shares are delivered to a director.

   THE BOARD OF DIRECTORS OF PRECISION AUTO CARE, INC. RECOMMENDS A VOTE FOR
                                                                         ---
 ADOPTION OF THE PRECISION AUTO CARE, INC. 2000 OUTSIDE DIRECTORS' STOCK PLAN.

                   ITEM 5: APPROVAL OF INDEPENDENT AUDITORS

At the Annual Meeting, the shareholders will be asked to approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000. The Audit Committee has recommended that the appointment of Ernst & Young LLP be approved by the shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

Approval of the selection of the independent auditors will require the affirmative vote of holders of shares of Common Stock representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE
                             INDEPENDENT AUDITORS.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 1997, certain directors either directly or through affiliated entities, were granted options to purchase certain properties and lease them back to the Company (the "Hellenic Options"). Hellenic, LLC, a limited liability company partially owned by directors George A. Bavelis (15.12%) and Ernest S. Malas (6.61%) and former director Effie L. Eliopulos (15.12%) held the Hellenic Options on the real estate relating to nine car wash centers. In March 1999, in a non-related party transaction, the Company entered into an agreement to sell the real estate related to the Hellenic Options. As consideration for the waiver of the Hellenic Options, the Company agreed to grant Hellenic LLC the option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $2.00. The underlying shares have not been registered under the federal securities laws. Subsequently, Hellenic LLC assigned portions of this restricted stock option to its members, of which, Mr. Bavelis, Mr. Malas and Ms. Eliopulos received options for 4,500 shares, 0 shares, and 9,000 shares of the Company's Common Stock, respectively.

In October 1998, all of the Company's then existing directors except Messrs. Clineburg and Pappas participated in the creation of Board LLC, a limited liability company formed for the purpose of loaning the Company $2 million in a subordinated debt financing. The loan was initiated by these directors and subsequently incorporated as a requirement of the Company's existing credit facility. The loan bears interest at a rate of 14% per annum and its terms call for the rate of interest to be increased in the event of a default by the Company on this loan or on any of the Company's senior indebtedness. Board LLC and the Company recently signed an amendment to the subordinated debenture extending the loan due date until September 30, 2000. Board LLC also agreed to waive existing events of default and accept 71,111 shares of the Company's Common Stock in lieu of the outstanding accrued interest through August 15, 1999 if approved by shareholders at the 1999 Annual Meeting.

In January 1999, the Company borrowed $5.0 million from Arthur Kellar, a director of the Company, pursuant to the terms of a subordinated debt financing (the "Kellar Note"). The Kellar Note bears interest at a rate of 15% per annum and its terms call for the rate of interest to be increased in the event of a default by the Company. As an inducement for the purchase of Kellar Note, the Company agreed to issue Mr. Kellar options to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to $2.00. The Company also agreed to pay Mr. Kellar a financing fee at the maturity of the Kellar Note in the amount of $50,000. In May 1999, the shareholders approved the issuance of shares of the Company's Common Stock in order to pay the interest and fees on the Kellar Note. These shares were not registered under the federal securities laws. On October 8, 1999, Mr. Kellar agreed to waive existing events of default and to extend the maturity date on the remaining unpaid principal amount of $3.6 million on the Kellar Note to April 15, 2001.

In June 1998, the Company entered into a contract to sell a parcel of real estate located in Greenwood, Indiana to Precision Ventures, LLC. ("Precision Ventures") for $260,000. Precision Ventures also purchased two franchises from the Company to operate at that location for $26,000. Precision Ventures is partially owned by Ernest Malas (25%), a director of the Company, and Andrew Zamensky (25%) who is the son of Gerald Zamensky, a former director of the Company. The Company acquired the property in December 1997 for $220,000. John
F. Ripley, the former Chief Executive Officer of the Company, approved the fairness of the negotiated sales price at the time of the transaction. In June, 1998, the Company received $26,000 of the sales price for the real estate. The balance was due on or before November 30, 1998 under a promissory note. No interest was being charged on the note due to the fact that the land is not yet zoned for the operation of a car wash and quick oil change and lube business. Due to the fact that zoning was delayed, the promissory note was not paid until July 1999 for a reduced amount of $223,000. Charles Dunlap, the Company's current Chief Executive Officer, approved the reduction in purchase price.

In June 1998, the Company sold a Company-owned auto care center located in Denver, Colorado to Inter-Ventures, LLC ("Inter-Ventures") for $220,000. Inter-Ventures is partially owned by William B. Klumb (25%), Ernest S. Malas (16.67%) and Effie L. Eliopulos (16.67%). Mr. Klumb is an officer and director, Mr. Malas is a director, and Ms. Eliopulos is a former director of the Company. The Company acquired the center, which it had been operating under a management agreement since February 1997 in June 1998 for $106,200. James A. Hay, a former executive officer of the Company, approved the fairness of the negotiated sales price at the time of the transaction. The Company has been paid the purchase price in full. In relation to this transaction and due to the fact that the Company was not able to assign the then current lease to Inter-Ventures, the Company agreed to pay Inter-Ventures the sum of $19,150 which represents the value of the higher monthly rental over the old lease or a credit of $25,000 to be used against franchise operating fees and/or purchase of supplies and equipment from the Company's subsidiary and that the Company would offer its guaranty in lieu of the individual principals. In addition, the Company agreed to pay the attorneys' fees of Inter-Ventures related to the negotiation of a new lease, which amounted to $4,387.13. The Finance and Audit Committee approved and the Company's Board of Directors (without the participation of Mr. Klumb,
Mr. Malas or Ms. Eliopulos), ratified the offset / credit and payment of attorneys' fees. In conjunction with this center, Inter-Ventures pays the Company approximately $4,000 per month for franchise royalties, inventory and supplies associated with these operations.

In December 1999, the Company sold two Company-owned car washes located in Columbus, Ohio to Magna National Realty, LLC ("Magna National") for $915,000. Magna National is owned by George A. Bavelis and Ernest S. Malas, directors of the Company, and Effie L. Eliopulos a former director of the Company. These car washes were appraised to be worth $900,000 according to appraisals dated July 1998. The fairness of the negotiated sales price was determined at the time of the transaction by Charles L. Dunlap, the Company's Chief Executive Officer, and later formally approved by disinterested directors of the Company. The Company has been paid the purchase price in full.

In December 1999, the Company entered into a letter of intent for the sale of three Company-owned car washes, two of which are located in Delaware, Ohio and one is located in Marion, Indiana, to Sandusky Lube Limited, LLC ("Sandusky Lube") for $1,225,000. Sandusky is partially owned by Ernest S. Malas, a newly appointed director of the Company, and Harriet Malas, Mr. Malas' mother. These car washes were appraised to be worth $1,064,000 according to appraisals dated July 1998. The fairness of the negotiated sales price was determined at the time of the transaction by Charles L. Dunlap, the Company's Chief Executive Officer. The sale of the two Delaware washes was closed on January 28, 2000 and the Company received $600,000. The Company expects the transaction relating to the Marion wash to be closed by March 1, 2000.

Bassam N. Ibrahim, a director of the Company, is a partner in Burns, Doane, Swecker & Mathis, LLP, an Alexandria, Virginia law firm that performs legal services for the Company related to intellectual property protection. Fees paid to the firm by the Company in the fiscal year ended June 30, 1999 did not exceed five percent of the firm's gross revenues.

Ernest S. Malas, a newly appointed director of the Company, also serves as an consultant to the Company. The Company entered into an independent contractor agreement with in November 1997 pursuant to which Mr. Malas agreed to serve as an senior business development consultant to the Company for a period of three years. From July 1998 to October 1998, Mr. Malas served as Senior Vice President of the Company, after which he returned to his independent contractor status under the terms of the November 1997 agreement. Pursuant to the agreement, Mr. Malas is paid $10,000 per month plus expenses.

                             SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for the 2000 Annual Meeting of Shareholders, it must be received by the Company at its offices no later than July 12, 2000. All such shareholder proposals should be mailed to the Company's headquarters and addressed to the attention of Eliot G. Bowytz, Secretary. To be eligible for inclusion in the proxy material for that meeting, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. In order to be considered at an Annual Meeting, a shareholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

                                 OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the 1999 Annual Meeting or action to be taken thereat except those set forth in this Proxy Statement. If, however, any other business properly comes before the 1999 Annual Meeting, the persons named in the proxy accompanying this Proxy Statement will have the discretionary authority to vote upon such business, as well as matters incident to the conduct of the 1999 Annual Meeting.

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SEC FOR THE COMPANY'S MOST RECENT FISCAL YEAR. ADDRESS REQUESTS TO ELIOT BOWYTZ, SECRETARY, PRECISION AUTO CARE, INC., 748 MILLER DRIVE, S.E., LEESBURG, VIRGINIA 20175

                                  APPENDIX A

                           PRECISION AUTO CARE, INC.

                      2000 OUTSIDE DIRECTORS' STOCK PLAN

                                   ARTICLE I
                     TITLE, PURPOSE AND AUTHORIZED SHARES


     This Plan shall be known as the "Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan" and shall become effective as provided in Section 7.6. The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors of the Corporation and to further align their economic interest with the interests of shareholders generally. The total number of shares of Common Stock that may be delivered pursuant to awards under this Plan is 50,000 shares, subject to adjustments contemplated by Section 4.3.

                                 ARTICLE II
                                 DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

          Award means the award of Common Stock to a Director under this Plan.

          Award Date means that date that corresponds to the Effective Date and each regularly scheduled meeting of the Directors thereafter.

          Board of Directors or Board means the Board of Directors of the Corporation.

          Code means the Internal Revenue Code of 1986, as amended.

          Common Stock means shares of Common Stock of the Corporation, par value $0.001 per share, subject to adjustments made under Section 4.3 or by operation of law.

          Corporation means Precision Auto Care, Inc., and its successors and assigns.

          Director means a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries.

          Effective Date means the effective date referred to in Section 7.6.

          Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

          Fair Market Value is defined as the mean between the highest and lowest quoted selling prices on the Award Date, or if none, the weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the Award Date. If actual sales are not available during a reasonable period beginning before and ending after the Award Date, the term "Fair Market Value" shall be the mean between the bona fide bid and asked prices for a share of Common Stock as reported on the National Association of Securities Dealers Automated Quotation (NASDAQ) System on the Award Date, or if none, the weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the Award Date.

          Plan means the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan.

          Stock means Common Stock.

                                  ARTICLE III
                                 PARTICIPATION

     Each Director shall become a participant in the Plan upon a crediting event under Article IV.

                                  ARTICLE IV
                                    AWARDS

     4.1  Stock Award.

     Each Director shall receive on each Award Date the number of shares of Common Stock of the Corporation determined by dividing $1,000 by the Fair Market Value of the Common Stock on the Award Date. A person who is not serving as a Director on an Award Date or who does not attend the Board meeting in person on the Award Date is not eligible for the Award for that Award Date.

     4.2  Distribution of Common Stock.

     (a) Time of Distribution. Each Director shall be entitled to receive a distribution of his or her Award as soon as administratively practicable following each Award Date. The Corporation shall not be required to issue or deliver any certificate for shares of Common Stock in connection with any Award hereunder unless, in the opinion of legal counsel to the Corporation, there has been compliance with all applicable securities registrations or other applicable legal requirements.

     (b) Manner of Distribution. The Award shall be paid and distributed by means of a distribution of an equivalent whole number of shares of the Common Stock, but any fractional interest in a share of Common Stock shall be paid in cash on final distribution.

     4.3 Adjustments in Case of Changes in Common Stock. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary non-cash dividend or other extraordinary distribution in respect of the Stock (whether in the form of Stock, other securities, or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, proportionate and equitable adjustments consistent with the effect of such event on shareholders generally shall be made in the number and type of shares of Common Stock (or other cash, property or securities in respect thereof) reserved for issuance under this Plan.

     4.4 Corporation's Right to Withhold. The Corporation shall satisfy state or federal income tax withholding obligations, if any, arising upon the Awards by reducing the number of shares of Common Stock otherwise deliverable to the Director by the appropriate number of shares (based on the Fair Market Value) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

     4.5 Restrictions on Resale. Stock distributed under this Plan may be legended or otherwise restricted as counsel to the Corporation deems necessary or advisable to comply with any applicable law or other legal requirements.

                                   ARTICLE V
                                ADMINISTRATION

     5.1 In General. This Plan shall be construed, interpreted and, to the extent required, administered by the Board or a committee appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing, but subject to Section 6.1 hereof, the Board shall have no discretionary authority with respect to the amount, price or timing of any Award granted under this Plan and no Director shall participate in any decision relating solely to his or her benefits. Subject to the foregoing, the Board may resolve any questions and make all other determinations and adjustments required by this Plan, maintain all the necessary records for the administration of this Plan, and provide forms and procedures to facilitate the implementation of this Plan.

     5.2 Decisions Final; Delegation; Reliance; and Limitation on Liability. Any determination of the Board or committee made in good faith shall be conclusive. In performing its duties, the Board or the committee shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board or the committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.

     Neither the Corporation nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, or to comply with any other law, compliance with which is not required on the part of the Corporation.

                                 ARTICLE VI
                         PLAN CHANGES AND TERMINATION

     6.1 Amendments. The Board of Directors shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Director's rights with respect to his or her Award.

     6.2 Term. This Plan shall continue for a period of 10 years following the Effective Date, but continuance of this Plan is not assumed as a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in an instrument in writing, and this Plan shall be terminated at the time therein set forth, and all Directors shall be bound thereby.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 Limitation on Directors' Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Corporation as to such Awards and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Corporation with respect to benefits payable, if any, hereunder.

     7.2 Benefits Not Assignable; Obligations Binding Upon Successors. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

     7.3 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Virginia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     7.4 Compliance With Laws. This Plan and the offer, issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     7.5 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

     7.6 Shareholder Approval; Effective Date. This Plan has been approved by the Board of Directors. This Plan shall become effective upon the approval of this Plan by the shareholders of the Corporation.

                           PRECISION AUTO CARE, INC.

     The undersigned hereby appoints Charles L. Dunlap, Jerry L. Little and Eliot G. Bowytz and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as set forth below, all the shares of Common Stock of Precision Auto Care, Inc., held of record by the undersigned on February 23, 2000, at the Annual Meeting of Shareholders to be held on April 12, 2000, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES AND FOR PROPOSALS 2-4.

     1. Election of Class II Directors: Woodley A. Allen, Bassam N. Ibrahim, and Arthur Kellar.

         [_] For all nominees     [_]  WITHHOLD authority for all nominees

         [_] For, except authority withheld for the following nominee(s) only:

             -----------------------------------------------------------------

     2. Approval of the issuance of 71,111 shares of Common Stock by the Company in payment of interest in connection with a $2,000,000 Subordinated Debenture due September 30, 2000.

               [_] FOR             [_]  AGAINST             [_] ABSTAIN

     3. Approval of the adoption of the 2000 Outside Directors' Stock Plan and the reservation of 50,000 shares for issuance thereunder.

               [_] FOR             [_]  AGAINST             [_] ABSTAIN

     4. Approval of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2000.

               [_] FOR             [_]  AGAINST             [_] ABSTAIN

                   Please sign your name(s) on reverse side

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     Please sign your name exactly as it appears hereon. If shares are held jointly, all holders must sign. When signing in a fiduciary or representative capacity (attorney, executor, administrator, trustee, guardian, officer of corporation, etc.) please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at such meeting or and adjournment thereof.

                                                   Date___________________, 2000

                                                   _____________________________
                                                   Signature

                                                   _____________________________
                                                   Signature


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.